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                                                                 EXHIBIT 23-1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
The Navigators Group, Inc. and Subsidiaries:

We consent to incorporation by reference in Registration Statement No. 33-51608 on Form S-8 of The Navigators Group, Inc. and Subsidiaries of our report dated March 14, 1997 relating to the consolidated balance sheets of The Navigators Group, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of The Navigators Group, Inc. and Subsidiaries. Our report refers to The Navigators Group, Inc. and Subsidiaries change in their method of accounting for certain investments in debt and equity securities in 1994.





                                                     /s/ KPMG PEAT MARWICK LLP

New York, New York
March 28, 1997